SPECIMEN WARRANT CERTIFICATE

NUMBER	WARRANTS
W-

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.,

NEW YORK CITY TIME, ON [_____], 20231)

HANCOCK JAFFE LABORATORIES, INC.

CUSIP [_________]

WARRANT

THIS WARRANT CERTIFICATE CERTIFIES THAT, for value received _______________________ or registered agents, is the registered holder of a Warrant or Warrants expiring on a date which is five years from the date of the Company’s initial public offering of units, of which this warrant (the “Warrant”) forms a part thereof, to purchase ___________ fully paid and non-assessable shares (the “Shares”) of common stock, par value $0.00001 per share (the “Common Stock”), of HANCOCK JAFFE LABORATORIES, INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate.

The Warrant entitles the holder thereof to purchase from the Company, commencing upon consummation of the Company’s initial public offering of this warrant, such number of Shares at the price of $[____]2 per whole share of Common Stock (the “Warrant Price”), upon surrender of this Warrant Certificate with duly completed subscription form (see reverse) (or, in the case of a Book-Entry Warrant Certificate, the Book-Entry Warrants to be exercised shown on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time),and payment of the Warrant Price at the office or agency of the Warrant Agent, VStock Transfer, LLC (such payment to be made by check made payable to the Warrant Agent), but only subject to the conditions set forth herein and in the Warrant Agreement between the Company and VStock Transfer, LLC. In no event shall the registered holder(s) of this Warrant be entitled to receive a net-cash settlement, Shares or other consideration in lieu of physical settlement in Shares of the Company. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Warrant Shares purchasable hereunder, set forth on the face hereof, may be adjusted, subject to certain conditions. The term Warrant Price as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

This Warrant will expire on the date first above written if it is not exercised prior to such date by the registered holder pursuant to the terms of the Warrant Agreement or if it is not redeemed by the Company prior to such date.

No fraction of a share of the Common Stock will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, a holder would be entitled to receive a Share or Shares representing a fractional interest in a share of Common Stock, the Company will, upon exercise, issue or cause to be issued only the largest whole number of Shares issuable on such exercise (and such fractional remainders will be disregarded).

[1]Insert date five years from the date of closing of the initial public offering of the Units.
[2]The exercise price shall be 120% of the initial public offering price per Unit.

Notwithstanding anything to the contrary contained in the Warrant Agreement and herein, the number of Warrant Shares that may be acquired by the registered holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such registered holder and its affiliates (as defined under the rules and regulations promulgated under the Securities Act of 1933, as amended) and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such beneficial owner as a group for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (“Beneficial Ownership”), does not exceed [9.999]% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise), unless the registered holder’s Beneficial Ownership already exceeds [9.999]%. For such purposes, Beneficial Ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. This restriction may not be waived. This provision shall not restrict the number of shares of Common Stock which a registered holder may receive or beneficially own in order to determine the amount of securities or other consideration that such registered holder may receive in the event of a Fundamental Transaction. “Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder(s) hereof or its assignee(s) a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder(s) hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof, of any distribution to the registered holder(s), and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

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This Warrant does not entitle the registered holder(s) to any of the rights of a stockholder of the Company.

COUNTERSIGNED: VSTOCK TRANSFER, LLC WARRANT AGENT

BY:
AUTHORIZED OFFICER

DATED:

(Signature)
CHIEF EXECUTIVE OFFICER

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[REVERSE OF CERTIFICATE]

SUBSCRIPTION FORM

(“Election to Purchase”)

To Be Executed by the Registered Holder(s) in Order to Exercise Warrants

The undersigned Registered Holder(s) irrevocably elect(s) to exercise Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name(s) of

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder(s) at the address(es) stated below:

Dated:

(SIGNATURE(S))

(ADDRESS(ES))

(TAX IDENTIFICATION NUMBER(S))

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ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ______________ hereby sell(s), assign(s), and transfer(s) unto

(PLEASE TYPE OR PRINT NAME(S) AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER(S))

and be delivered to
(PLEASE PRINT OR TYPE NAME(S) AND ADDRESS)

of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitute and appoint ___________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

Dated:

(SIGNATURE(S))

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

BY:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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